UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CounterPath Corporation
(Exact name of registrant as specified in its charter)

Nevada	20-0004161
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 300, One Bentall Centre
505 Burrard Street
Vancouver, British Columbia V7X 1M3, Canada
(Address of Principal Executive Offices)(Zip Code)

Amended 2010 Stock Option Plan
(Full title of the plan)

Incorp Services, Inc.
2360 Corporate Circle, Suite 400
Henderson, NV 89074-7722
(Name and address of agent for service)

(702) 866-2500
(Telephone number, including area code, of agent for service)

Copies of all communications to:

Clark Wilson LLP
Suite 900 - 885 West Georgia Street
Vancouver, British Columbia V6C 3H1, Canada
Telephone: (604) 687-5700
Attention: Mr. Virgil Z. Hlus

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum	Amount of
Title of securities to	Amount to be	offering price	aggregate offering	registration
be registered	registered(1),(2)	per share(3)	price(3)	fee
Common Stock	1,800,000	$1.995	$3,591,000	$489.81

(1)

An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 under the Securities Act of 1933 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416.

(2)

Consists of up to additional 1,800,000 shares of our common stock issuable pursuant to our Amended 2010 Stock Option Plan. Our Amended 2010 Stock Option Plan provides for the grant of stock options to acquire a maximum of 6,860,000 shares of our common stock, 5,060,000 of which have been previously registered under a registration statement on Form S-8 (Registration No. 333-125812) filed on January 30, 2009.

(3)

Estimated in accordance with Rule 457 (h) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee, and based on the average of the high and low prices of our common stock as reported on the NASDAQ Capital Market on February 27, 2013.

EXPLANATORY NOTE

We prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, to register an aggregate of an additional 1,800,000 shares of our common stock that are issuable pursuant to our Amended 2010 Stock Option Plan. We have previously filed a registration statement on Form S-8 (Registration No. 333-125812) to register an aggregate of 5,060,000 shares of our common stock, consisting of 800,000 shares of our common stock that are issuable pursuant to our 2004 Stock Option Plan and 4,260,000 shares of our common stock that are issuable pursuant to our Amended and Restated 2005 Stock Option Plan.

The additional shares being registered in this registration statement on Form S-8 are of the same class as securities covered by the registration statement on Form S-8 (Registration No. 333-125812) filed on January 30, 2009, the contents of which are incorporated herein by reference in accordance with General Instruction E to Form S-8, to the extent not otherwise amended or superseded by the content of this registration statement.

On October 22, 2009, our stockholders approved an increase in the number of shares issuable under our Amended and Restated 2005 Stock Option Plan by 800,000. On September 27, 2010, our stockholders approved the consolidation of our 2004 Stock Option Plan and our Amended and Restated 2005 Stock Option Plan into one plan referred to as the 2010 Stock Option Plan for our employees, directors, officers and consultants of our company and our subsidiaries. On September 27, 2011, our stockholders approved an increase in the number of shares issuable under the 2010 Stock Option Plan by 1,000,000. Upon the increase in the number of shares issuable under the 2010 Stock Option Plan, our stock option plan was renamed “Amended 2010 Stock Option Plan”.

Under cover of this registration statement on Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act of 1933 (in accordance with Section C of the General Instructions to Form S-8). The reoffer prospectus may be used for reoffers and resales of up to an aggregate of 1,359,999 “restricted securities” and/or “control securities” (as such term is defined in Form S-8) issued or issuable upon exercise of the stock options granted pursuant to our Amended 2010 Stock Option Plan on a continuous or delayed basis in the future.

Pursuant to Rule 429 promulgated under the Securities Act of 1933, a prospectus relating to this registration statement is a combined prospectus relating also to the registration statement on Form S-8 (Registration No. 333-125812) filed on January 30, 2009, and this registration statement, which is a new registration statement, also constitutes a post-effective amendment to the registration statement on Form S-8 (Registration No. 333-125812) filed on January 30, 2009.

The combined Section 10(a) prospectus updates, among other things, certain information regarding our stock option plan, including the increase in the number of shares issuable under our stock option plan and the consolidation of our stock option plans. In addition, the combined reoffer prospectus updates, among other things, certain information regarding the ownership of our common stock by the selling stockholders and the number of shares of our common stock available for resale by each selling shareholder.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants of our Amended 2010 Stock Option Plan as specified by Rule 428(b)(1) under the Securities Act of 1933. Such documents are not being filed with the Securities and Exchange Commission, but constitute, along with the documents incorporated by reference into this registration statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

Reoffer Prospectus

1,359,999 Shares

COUNTERPATH CORPORATION

Common Stock
_________________________________

The selling stockholders identified in this reoffer prospectus may offer and sell up to 1,359,999 shares of our common stock issuable upon exercise of stock options. We granted the stock options to such selling stockholders pursuant to our Amended 2010 Stock Option Plan.

The selling stockholders may sell all or a portion of the shares being offered pursuant to this reoffer prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

The selling stockholders and any brokers executing selling orders on their behalf may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act of 1933.

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. We may, however, receive proceeds upon exercise of the stock options by the selling stockholders. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of their legal counsels applicable to the sale of their shares.

Our common stock is listed for trading on the NASDAQ Capital Market under the symbol “CPAH” and on the Toronto Stock Exchange under the symbol “CCV”. On February 27, 2013, the last reported sales prices of our common stock on the NASDAQ Capital Market and the Toronto Stock Exchange were $2.00 per share and CDN$1.95 per share, respectively.

_________________________________

Investing in our common stock involves risks. See “Risk Factors” beginning on page 8.

_________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_________________________________

The date of this reoffer prospectus is February 28, 2013.

As used in this reoffer prospectus, the terms “we”, “us”, “our”, and “CounterPath” refer to CounterPath Corporation, unless otherwise indicated. All dollar amounts refer to U.S. dollars unless otherwise indicated.

Prospectus Summary

Our Business

Our business focuses on the design, development, marketing and sales of personal computer and mobile application software, gateway server software and related professional services, such as pre and post sales, technical support and customization services. Our software products are sold into the telecommunications sector, specifically the voice over Internet protocol (VoIP), unified communications and fixed-mobile convergence markets. VoIP, unified communications and fixed-mobile convergence are general terms for technologies that use Internet or mobile protocols for the transmission of packets of data which may include voice, video, text, fax, and other forms of information that have traditionally been carried over the dedicated circuit-switched connections of the public switched telephone network.

Our strategy is to sell our software to our customers to allow such customers to deliver session initiation protocol and voice over Internet protocol (VoIP) services. Customers that we are targeting include: (1) telecommunications service providers and Internet telephony service providers, (2) original equipment manufacturers serving the telecommunication market; (3) small, medium and large sized businesses; and (4) end users. Our software enables voice communication from the end user through the network to another end user and enables the service provider to deliver other streaming content to end users such as video. Our acquisitions of FirstHand Technologies Inc. and BridgePort Networks, Inc. in February 2008 expanded the product portfolio of our company to include fixed-mobile-convergence applications for the enterprise and telecom service provider markets.

We were incorporated under the laws of the State of Nevada on April 18, 2003. Following incorporation, we commenced the business of operating an entertainment advertising website. On April 30, 2004, we changed our business following the merger of our company with Xten Networks, Inc., a private Nevada company. On August 26, 2005, we entered into an agreement and plan of merger with Ineen, Inc., our wholly-owned subsidiary, whereby Ineen merged with and into our company, with our company carrying on as the surviving corporation under the name CounterPath Solutions, Inc. On October 17, 2007, we changed our name from CounterPath Solutions, Inc. to CounterPath Corporation. On March 19, 2008, our board of directors approved a five for one common stock consolidation. As a result, our authorized capital decreased from 415,384,500 shares of common stock to 83,076,900 shares of common stock. On November 1, 2010, our wholly-owned subsidiary, FirstHand Technologies Inc. was amalgamated with CounterPath Technologies Inc., carrying on as CounterPath Technologies Inc.

Our resident agent for service is Incorp Services, Inc. The address of our resident agent is 2360 Corporate Circle, Suite 400, Henderson, Nevada 89074-7722, telephone: (702) 866-2500. Our principle executive offices are located Suite 300, One Bentall Centre, 505 Burrard Street, Vancouver, British Columbia V7X 1M3, Canada. Our telephone number is (604) 320-3344.

The Offering

The selling stockholders identified in this reoffer prospectus may offer and sell up to 1,359,999 shares of our common stock issuable upon exercise of stock options. We granted the stock options to such selling stockholders pursuant to our Amended 2010 Stock Option Plan.

The selling stockholders may sell all or a portion of the shares being offered pursuant to this reoffer prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Number of Shares Outstanding

There were 41,929,898 shares of our common stock issued and outstanding as at February 16, 2013.

Use of Proceeds

We will not receive any proceeds from the sale of any shares of our common stock by the selling stockholders. We may, however, receive proceeds upon exercise of the stock options by the selling stockholders. If we receive proceeds upon exercise of these stock options, we intend to use these proceeds for working capital and general corporate purposes.

Risk Factors

An investment in our common stock involves a high degree of risk. The risks described below include material risks to our company or to investors purchasing shares of our common stock that are known to our company. If any of the following risks actually occur, our business, financial condition and results of operations could be materially harmed. As a result, the trading price of our common stock could decline and you might lose all or part of your investment. When determining whether to buy our common stock, you should also refer to the other information contained in or incorporated by reference in this reoffer prospectus.

Risks Associated with Our Business and Industry

The current economic environment has adversely affected business spending patterns, which may have an adverse effect on our business.

The disruptions in the financial markets and challenging economic conditions have adversely affected the United States, Europe and the world economy, and in particular, reduced consumer spending and reduced spending by businesses. Turmoil in global credit markets and recent turmoil in the geopolitical environment in many parts of the world and other disruptions, such as the European debt crisis, are and may continue to put pressure on global economic conditions. Our operating results in one or more segments may also be affected by uncertain or changing economic conditions particularly germane to that segment or to particular customer markets within that segment. If our customers delay or cancel spending on their IT infrastructure, that decision could result in reductions in sales of our products, longer sales cycles and increased price competition. There can be no assurances that government responses to the disruptions in the financial markets will restore spending to previous levels. If global economic and market conditions, or economic conditions in the United States or other key markets, remain uncertain or persist, spread, or deteriorate further, we may experience material impacts on our business, operating results, and financial condition.

Our revenue, operating results and gross margin can fluctuate significantly and unpredictably from quarter to quarter and from year to year, and we expect that they will continue to do so, which could have a material adverse effect on our operating results.

The rate at which our customers order our products, and the size of these orders, are highly variable and difficult to predict. In the past, we have experienced significant variability in our customer purchasing practices on a quarterly and annual basis, and we expect that this variability will continue, as a result of a number of factors, many of which are beyond our control, including:

  demand for our products and the timing and size of customer orders;

  length of sales cycles which may be extended by selling our products through channel partners;

  length of time of deployment of our products by our customers;

  customers’ budgetary constraints;

  competitive pressures; and

  general economic conditions.

As a result of this volatility in our customers’ purchasing practices, our revenue has historically fluctuated unpredictably on a quarterly and annual basis and we expect this to continue for the foreseeable future. Our budgeted expense levels depend in part on our expectations of future revenue. Because any substantial adjustment to expenses to account for lower levels of revenue is difficult and takes time, if our revenue declines, our operating expenses and general overhead would likely be high relative to revenue, which could have a material adverse effect on our operating margin and operating results.

If we are not able to control our operating expenses, then our financial condition may be adversely affected.

Operating expenses increased to $4,102,909 for the three months ended October 31, 2012 from $3,703,483 for the three months ended October 31, 2011 while our revenue increased to $3,562,787 for the three months ended October 31, 2012 from $3,473,853 for the three months ended October 31, 2011. Our ability to reach and maintain profitability is conditional upon our ability to control our operating expenses. While we have been successful in containing our operating expenses, there is a risk that we will have to increase our operating expenses in the future. Factors that could cause our operating expenses to increase include our determination to spend more on sales and marketing in order to increase product sales or our determination that more research and development expenditures are required in order to keep our current software products competitive or in order to develop new products for the market. To the extent that our operating expenses increase without a corresponding increase in revenue, our financial condition would be adversely impacted.

We face larger and better-financed competitors, which may affect our ability to operate our business and achieve or maintain profitability.

Management is aware of similar products which compete directly with our products and some of the companies developing these similar products are larger and better-financed than us and may develop products superior to those of our company. In addition to price competition, increased competition may result in other aggressive business tactics from our competitors, such as:

  emphasizing their own size and perceived stability against our smaller size and narrower recognition;

  providing customers “one-stop shopping” options for the purchase of network equipment and application software;

  offering customers financing assistance;

  making early announcements of competing products and employing extensive marketing efforts; and

  asserting infringement of their intellectual property rights.

Such competition may potentially affect our profitability.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital, or a delisting from a stock exchange on which our common stock trades. Because our operations have been partially financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our continued operations. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to develop new products and continue our current operations. If our stock price declines, there can be no assurance that we can raise additional capital or generate funds from operations sufficient to meet our obligations.

The majority of our directors and officers are located outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or some of our directors or officers.

The majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, investors may be effectively prevented from pursuing remedies under United States federal securities laws against some of our directors or officers.

We may in the future be subject to damaging and disruptive intellectual property litigation that could materially and adversely affect our business, results of operations and financial condition, as well as the continued viability of our company.

We may be unaware of filed patent applications and issued patents that could relate to our products and services. Intellectual property litigation, if determined against us, could:

  result in the loss of a substantial number of existing customers or prohibit the acquisition of new customers;

  cause us to lose access to key distribution channels;

  result in substantial employee layoffs or risk the permanent loss of highly-valued employees;

  materially and adversely affect our brand in the market place and cause a substantial loss of goodwill;

  cause our stock price to decline significantly; and

  lead to the bankruptcy or liquidation of our company.

Parties making claims of infringement may be able to obtain injunctive or other equitable relief that could effectively block our ability to provide our products or services and could cause us to pay substantial royalties, licensing fees or damages. The defense of any lawsuit could result in time-consuming and expensive litigation, regardless of the merits of such claims.

We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly.

Our success and ability to compete depends to a significant degree on our proprietary technology incorporated in our software. If any of our competitors’ copies or otherwise gains access to our proprietary technology or develops similar technologies independently, we would not be able to compete as effectively. We also consider our family of registered and unregistered trademarks including CounterPath, Bria, eyebeam, X-Lite, and Softphone.com invaluable to our ability to continue to develop and maintain the goodwill and recognition associated with our brand. The measures we take to protect the proprietary technology software, and other intellectual property rights, which presently are based upon a combination of patents, patents pending, copyright, trade secret and trademark laws, may not be adequate to prevent their unauthorized use. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights.

We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding any rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights, including claims based upon the content we license from third parties or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our service marks or require us to make changes to our website or other of our technologies.

Our products may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.

Our industry is characterized by rapid changes in technology and customer demands. As a result, our products may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new products and enhance our current products on a timely and cost-effective basis. Further, our products must remain competitive with those of other companies with substantially greater resources. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products or enhanced versions of existing products. Also, we may not be able to adapt new or enhanced services to emerging industry standards, and our new products may not be favorably received.

Unless we can establish broad market acceptance of our current products, our potential revenues may be significantly reduced.

We expect that a substantial portion of our future revenue will be derived from the sale of our software products. We expect that these product offerings and their extensions and derivatives will account for a majority of our revenue for the foreseeable future. Broad market acceptance of our software products is, therefore, critical to our future success and our ability to continue to generate revenues. Failure to achieve broad market acceptance of our software products as a result of competition, technological change, or otherwise, would significantly harm our business. Our future financial performance will depend primarily on the continued market acceptance of our current software product offerings and on the development, introduction and market acceptance of any future enhancements. There can be no assurance that we will be successful in marketing our current product offerings or any new product offerings, applications or enhancements, and any failure to do so would significantly harm our business.

Our use of open source software could impose limitations on our ability to commercialize our products.

We incorporate open source software into our products. Although we closely monitor our use of open source software, the terms of many open source software licenses have not been interpreted by U.S. courts, and there is a risk that such licenses could be construed in a manner that could impose unanticipated conditions or restrictions on our ability to sell our products. In such event, we could be required to make our proprietary software generally available to third parties, including competitors, at no cost, to seek licenses from third parties to continue offering our products, to re-engineer our products or to discontinue the sale of our products in the event re-engineering cannot be accomplished on a timely basis or at all, any of which could adversely affect our revenues and operating expenses.

We may not be able to obtain necessary licenses of third-party technology on acceptable terms, or at all, which could delay product sales and development and adversely impact product quality.

We have incorporated third-party licensed technology into our current products. We anticipate that we are also likely to need to license additional technology from third parties to develop new products or product enhancements in the future. Third-party licenses may not be available or continue to be available to us on commercially reasonable terms. The inability to retain any third party licenses required in our current products or to obtain any new third-party licenses to develop new products and product enhancements could require us to obtain substitute technology of lower quality or performance standards or at greater cost, and delay or prevent us from making these products or enhancements, any of which could seriously harm the competitive position of our products.

Our products must interoperate with many different networks, software applications and hardware products, and this interoperability will depend on the continued prevalence of open standards.

Our products are designed to interoperate with our customers’ existing and planned networks, which have varied and complex specifications, utilize multiple protocol standards, software applications and products from numerous vendors and contain multiple products that have been added over time. As a result, we must attempt to ensure that our products interoperate effectively with these existing and planned networks. To meet these requirements, we have and must continue to undertake development and testing efforts that require significant capital and employee resources. We may not accomplish these development efforts quickly or cost-effectively, or at all. If our products do not interoperate effectively, installations could be delayed or orders for our products could be cancelled, which would harm our revenue, gross margins and our reputation, potentially resulting in the loss of existing and potential customers. The failure of our products to interoperate effectively with our customers’ networks may result in significant warranty, support and repair costs, divert the attention of our engineering personnel from our software development efforts and cause significant customer relations problems.

Additionally, the interoperability of our products with multiple different networks is significantly dependent on the continued prevalence of standards for IP multimedia services, such as SIP or Session Initiation Protocol. Some of our existing and potential competitors are network equipment providers who could potentially benefit from the deployment of their own proprietary non-standards-based architectures. If resistance to open standards by network equipment providers becomes prevalent, it could make it more difficult for our products to interoperate with our customers’ networks, which would have a material adverse effect on our ability to sell our products to service providers.

We are subject to the credit risk of our customers, which could have a material adverse effect on our financial condition, results of operations and liquidity.

We are subject to the credit risk of our customers. Businesses that are good credit risks at the time of sale may become bad credit risks over time. In times of economic recession, the number of our customers who default on payments owed to us tends to increase. If we fail to adequately assess and monitor our credit risks, we could experience longer payment cycles, increased collection costs and higher bad debt expense. Additionally, to the degree that the ongoing turmoil in the credit markets makes it more difficult for some customers to obtain financing, those customers’ ability to pay could be adversely impacted, which in turn could have a material adverse impact on our financial condition, results of operations and liquidity.

We are exposed to fluctuations in interest rates and exchange rates associated with foreign currencies.

A majority of our revenue activities are transacted in U.S. dollars. However, we are exposed to foreign currency exchange rate risk inherent in conducting business globally in numerous currencies, of which the most significant to our operations for the six months ended October 31, 2012 is the Canadian dollar. We are primarily exposed to a strengthening Canadian dollar as our operating expenses are primarily denominated in Canadian dollars while our revenues are primarily denominated in U.S. dollars. We address certain financial exposures through a controlled program of risk management that includes the use of derivative financial instruments. Our company’s foreign currency risk management program includes foreign currency derivatives with cash flow hedge accounting designation that utilizes foreign currency forward contracts to hedge exposures to the variability in the U.S. dollar equivalent of anticipated non-U.S. dollar-denominated cash flows. These instruments generally have a maturity of less than one year. For these derivatives, our company reports the after-tax gain or loss from the effective portion of the hedge as a component of accumulated other comprehensive income (loss) in stockholders’ equity and reclassifies it into earnings in the same period in which the hedged transaction affects earnings, and within the same line item on the consolidated statements of operations as the impact of the hedged transaction. There can be no assurance that our hedging program will not result in a negative impact on our earnings and earnings per share. We did not enter any foreign currency derivatives designated as cash flow hedges in the quarter ended October 31, 2012.

We also routinely enter into foreign currency forward contracts, not designated as hedging instruments, to protect us from fluctuations in exchange rates. As of October 31, 2012 we had $2,000,000 of notional value foreign currency forward contracts maturing through February 25, 2013. Notional amounts do not quantify risk or represent assets or liabilities of our company, but are used in the calculation of cash settlements under the contracts. The fair value marked to market gain (loss) of forward contracts as of October 31, 2012 is $65,461.

Risks Associated with Our Common Stock

Our directors control a substantial number of shares of our common stock, decreasing your influence on stockholder decisions.

Based on the 41,929,898 shares of common stock that were issued and outstanding as of January 31, 2013, our directors owned approximately 26.3% of our outstanding common stock. As a result, our directors as a group could have a significant influence in delaying, deferring or preventing any potential change in control of our company; they will be able to strongly influence the actions of our board of directors even if they were to cease being directors of our company and can effectively control the outcome of actions brought to our stockholders for approval. Such a high level of ownership may adversely affect the exercise of your voting and other stockholder rights.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

The exercise of all or any number of outstanding warrants or stock options or the issuance of other stock-based awards or any issuance of shares to raise funds may dilute your holding of shares of our common stock.

If the holders of outstanding warrants, stock options and deferred share units exercise or convert all of their vested warrants, stock options and deferred share units as at January 31, 2013, then we would be required to issue an additional 6,494,794 shares of our common stock, which would represent approximately 13.5% of our issued and outstanding common stock after such issuances. The exercise of any or all outstanding warrants or stock options that are exercisable below market price will result in dilution to the interests of other holders of our common stock.

We may in the future grant to certain or all of our directors, officers, insiders, and key employees stock options to purchase the shares of our common stock, bonus shares and other stock based compensation as non-cash incentives to such persons. Subject to applicable stock exchange rules, if any, we may grant these stock options and other stock based compensation at exercise prices equal to or less than market prices, and we may grant them when the market for our securities is depressed. The issuance of any additional shares of common stock or securities convertible into common stock will cause our existing shareholders to experience dilution of their holding of our common stock.

In addition, shareholders could suffer dilution in their net book value per share depending on the price at which such securities are sold. Such issuance may cause a reduction in the proportionate ownership and voting power of all other shareholders. The dilution may result in a decline in the price of our shares of common stock or a change in the control of our company.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements, which may limit a stockholder’s ability to buy and/or sell shares of our common stock.

The FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for its shares.

Securities analysts may not publish favorable research or reports about our business or may publish no information which could cause our stock price or trading volume to decline.

The trading market for our common stock will be influenced by the research and reports that industry or financial analysts publish about us and our business. We do not control these analyst reports. As a relatively small public company, we may be slow to attract research coverage and the analysts who publish information about our common stock will have had relatively little experience with our company, which could affect their ability to accurately forecast our results and make it more likely that we fail to meet their estimates. If any of the analysts who cover us issue an adverse opinion regarding our stock price, our stock price may decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports covering us, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.

Forward-Looking Statements

This reoffer prospectus and the information and documents incorporated by reference into this reoffer prospectus contain or will contain forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. Forward-looking statements are based on material factors and assumptions made by our company in light of management’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate in the circumstances, including but not limited to, general economic conditions, product pricing levels and competitive intensity, supply constraints, the timing and success of new product introductions, our expectations regarding our business, strategy, opportunities and prospects, including our ability to implement meaningful changes to address business challenges, and our expectations regarding the cash flow from operations. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” beginning on page 8 of this reoffer prospectus, that may cause our company’s or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. We caution you not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as required by applicable law, including the securities laws of the United States and Canada, we disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

The Offering

The selling stockholders identified in this reoffer prospectus may offer and sell up to 1,359,999 shares of our common stock issuable upon exercise of stock options. We granted the stock options to such selling stockholders pursuant to our Amended 2010 Stock Option Plan.

Use of Proceeds

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. We may, however, receive proceeds upon exercise of the stock options granted to the selling stockholders. If we receive proceeds upon exercise of stock options, we intend to use these proceeds for working capital and general corporate purposes.

Determination of Offering Price

The selling stockholders may sell all or a portion of the shares being offered pursuant to this reoffer prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Selling Stockholders

The selling stockholders may offer and sell, from time to time, any or all of shares of our common stock issued or issuable upon exercise of the stock options granted pursuant to our Amended 2010 Stock Option Plan.

The following table identifies the selling stockholders and indicates (i) the nature of any material relationship that such selling stockholder has had with us for the past three years, (ii) the number of shares held by the selling stockholders, (iii) the amount to be offered for each of the selling stockholder’s account, and (iv) the number of shares and percentage of outstanding shares of the common shares in our capital to be owned by each selling stockholder after the sale of the shares offered by them pursuant to this offering. The selling stockholders are not obligated to sell the shares offered in this reoffer prospectus and may choose not to sell any of the shares or only a part of the shares that they receive.

The information provided in the following table with respect to the selling stockholders has been obtained from each of the selling stockholders. Because the selling stockholders may offer and sell all or only some portion of the shares of our common stock being offered pursuant to this reoffer prospectus, the numbers in the table below representing the amount and percentage of these shares of our common stock that will be held by the selling stockholders upon termination of the offering are only estimates based on the assumption that each selling stockholder will sell all of his or her shares of our common stock being offered in the offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which he or she provided the information regarding the shares of common stock beneficially owned by them, all or some portion of the shares of common stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act of 1933.

None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. We may require the selling stockholders to suspend the sales of the shares of our common stock being offered pursuant to this reoffer prospectus upon the occurrence of any event that makes any statement in this reoffer prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

Name of Selling Stockholder	Shares Owned by the Selling Stockholder before the Offering(1)	Total Shares Offered in the Offering	Number of Shares to Be Owned by Selling Stockholder and Percent of Total Issued and Outstanding Shares After the Offering (1)
			# of Shares(2)	% of Class(2),(3)
Chris Cooper(4)	149,990(5)	23,333	126,657	*
Donovan Jones(6)	1,501,671(7)	683,333	818,338	3.5%
David Karp(8)	793,328(9)	615,000	178,328	1.9%
Terry Matthews(10)	8,755,025(11)	12,000	8,743,025	20.8%
Larry Timlick(12)	106,667(13)	23,333	83,334	*
Totals	8,756,351	1,356,999	7,399,352	26.7%

Notes

*	Less than 1%.

(1)

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding for computing the percentage of the person holding such options, warrants or convertible preferred stock but are not counted as outstanding for computing the percentage of any other person. We believe that the selling stockholders have sole voting and investment powers over their shares.

(2)	We have assumed that the selling stockholders will sell all of the shares being offered in this offering.

(3)

Based on 41,929,898 shares of our common stock issued and outstanding as of February 16, 2013. Shares of our common stock being offered pursuant to this reoffer prospectus by a selling stockholder are counted as outstanding for computing the percentage of that particular selling stockholder but are not counted as outstanding for computing the percentage of any other person.

(4)	Chris Cooper is a director of our company.

(5)

Includes 23,333 shares of Common Stock subject to vested stock options of a total of 40,000 shares of Common Stock subject to stock options and held by Mr. Cooper that are exercisable within 60 days of February 16, 2013, issued on December 14, 2010 and held by Mr. Cooper that are vested, and are exercisable at a price of $1.90 per share, expiring on December 14, 2015. Also includes 110,000 shares subject to deferred share units. Does not include 16,667 shares underlying 16,667 unvested stock options which are being offered under this reoffer prospectus.

(6)	Donovan Jones is a director and the President and Chief Executive Officer of our company.

(7)

Includes 600,000 shares of Common Stock subject to vested stock options and held by Mr. Jones that are exercisable within 60 days of February 16, 2013, issued on April 17, 2009 that are exercisable at a price of $0.62 per share, expiring on April 17, 2014. Also, includes 83,333 shares of Common Stock subject to vested stock options of a total of 250,000 shares of Common Stock subject to stock options and held by Mr. Jones that are exercisable within 60 days of February 16, 2013, issued on December 14, 2011, that are exercisable at a price of $1.70 per share, expiring on December 14, 2016. Also includes 745,975 shares of a total of 849,560 shares subject to deferred share units. Does not include 166,667 shares underlying 166,667 unvested stock options which are being offered under this reoffer prospectus.

(8)	David Karp is the Chief Financial Officer, Treasurer and Secretary of our company.

(9)

Includes 615,000 shares of Common Stock subject to vested stock options of a total of 715,000 shares of Common Stock subject to stock options and held by Mr. Karp that will be vested within 60 days of February 16, 2013, including 240,000 stock options issued on September 7, 2006 that are exercisable at a price of $2.15 per share, expiring on September 7, 2016, 75,000 stock options issued on December 15, 2008 that are exercisable at a price of $0.44 per share, expiring on December 15, 2013, 250,000 stock options issued on April 17, 2009 that are exercisable at a price of $0.62 per share, expiring on April 17, 2014, and 50,000 stock options issued on December 14, 2011, that are exercisable at a price of $1.70 per share, expiring on December 14, 2016. Also includes 154,022 shares of a total of 223,833 shares subject to deferred share units. Does not include 100,000 shares underlying 100,000 unvested stock options which are being offered under this reoffer prospectus.

(10)	Terry Matthews is a director and the Chairman of our company.

(11)

Includes 8,633,025 shares of Common Stock held by Wesley Clover Corporation. Also includes shares subject to stock options of a total of 12,000 shares of Common Stock issued on August 2, 2007 and held by Mr. Matthews that are vested and are exercisable at a price of $2.00 per common share, expiring between October 1, 2012 and February 28, 2015. Also includes 110,000 shares subject to deferred share units.

(12)	Larry Timlick is a director of our company.

(13)

Includes 23,333 shares of Common Stock subject to vested stock options of a total of 40,000 shares of Common Stock subject to stock options and held by Mr. Timlick that are exercisable within 60 days of February 16, 2013, issued on December 14, 2010 and held by Mr. Timlick that are vested, and are exercisable at a price of $1.90 per share, expiring on December 14, 2015. Also includes 73,334 shares subject to deferred share units. Does not include 16,667 shares underlying 16,667 unvested stock options which are being offered under this reoffer prospectus.

Plan of Distribution

The selling stockholders may, from time to time, sell all or a portion of the shares of our common stock on any market upon which our common stock may be listed or quoted (currently the NASDAQ Capital Market and the Toronto Stock Exchange), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of our common stock being offered for resale pursuant to this reoffer prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:

1.

block trades in which the broker or dealer so engaged will attempt to sell the shares of our common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this reoffer prospectus;

3.	an exchange distribution in accordance with the rules of the applicable exchange;

4.	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

5.	privately negotiated transactions;

6.	market sales (both long and short to the extent permitted under the federal securities laws);

7.	at the market to or through market makers or into an existing market for the shares;

8.	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise);

9.	a combination of any aforementioned methods of sale; and

10.	Any other method permitted pursuant to applicable law.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of our common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of our common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of our common stock as principal may thereafter resell the shares of our common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resale, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time, any of the selling stockholders may pledge shares of our common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling stockholder, his or her broker may offer and sell the pledged shares of our common stock from time to time. Upon a sale of the shares of our common stock, we believe that the selling stockholders will satisfy the prospectus delivery requirements under the Securities Act of 1933. We intend to file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act of 1933, a post-effective amendment to the registration statement of which this reoffer prospectus forms a part will be filed disclosing the name of any broker-dealers, the number of shares of our common stock involved, the price at which our common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this reoffer prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of our common stock.

All expenses for this reoffer prospectus and related registration statement including legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of our common stock being offered pursuant to this reoffer prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

Under the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this reoffer prospectus may not simultaneously engage in market making activities with respect to our common shares during the applicable “cooling off” periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the shares by the selling stockholders.

Experts and Counsel

Our consolidated financial statements as of April 30, 2012 and April 30, 2011 and for the years then ended have been incorporated by reference in this reoffer prospectus in reliance on the report of BDO Canada LLP, an independent registered public accounting firm, which has also been incorporated by reference in this reoffer prospectus, given on the authority of said firm as experts in auditing and accounting.

Clark Wilson LLP, of Suite 900 – 885 West Georgia Street, Vancouver, British Columbia, Canada has provided an opinion on the validity of the shares of our common stock being offered pursuant to this reoffer prospectus.

Interest of Named Experts and Counsel

No expert named in the registration statement of which this reoffer prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this reoffer prospectus as having given an opinion upon the validity of the securities being offered pursuant to this reoffer prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Material Changes

There have been no material changes to the affairs of our company since April 30, 2012 which have not previously been described in a report on Form 10-K, Form 10-Q or Form 8-K filed with the Securities and Exchange Commission.

Incorporation of Certain Information by Reference

The following documents filed by our company with the Securities and Exchange Commission are incorporated into this reoffer prospectus by reference:

1.

our annual report on Form 10-K filed on July 19, 2012 (including portions of our proxy statement for the annual meeting of stockholders to be held on September 27, 2012, filed on August 13, 2012, to the extent specifically incorporated by reference therein);

2.	our quarterly reports on Form 10-Q filed on September 13, 2012 and December 13, 2012;

3.	our current reports on Form 8-K filed on June 22, 2012, July 2, 2012, August 21, 2012 and October 2, 2012; and

4.

the description of our common stock contained in our Form 8-A filed on June 29, 2012, which refers to the description of our securities contained in our registration statement on Form S-1 filed on October 7, 2011, including any amendments or reports filed for the purpose of updating such description.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to the registration statement of which this reoffer prospectus forms a part have been sold or deregistering all securities then remaining unsold, will be deemed to be incorporated by reference into this reoffer prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this reoffer prospectus will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in this reoffer prospectus or in any subsequently filed document that is also incorporated by reference in this reoffer prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

Where You Can Find More Information

We will provide to each person, including any beneficial holder, to whom this reoffer prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this reoffer prospectus but not delivered with this reoffer prospectus. Requests for documents should be directed to CounterPath Corporation, Suite 300, One Bentall Centre, 505 Burrard Street, Vancouver, British Columbia V7X 1M3, Canada, Attention: Chief Financial Officer, telephone number (604) 320-3344. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov. The public may also read and copy any materials we file with the Securities and Exchange Commission at its public reference room at 100 F Street, N.E. Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

We have filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act of 1933 with respect to the securities offered under this reoffer prospectus. This reoffer prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. This reoffer prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date of this reoffer prospectus.

1,359,999 Shares

COUNTERPATH CORPORATION

Common Stock
_________________________________

Reoffer Prospectus
_________________________________

February 28, 2013

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by our company with the Securities and Exchange Commission are incorporated into this registration statement by reference:

1.

our annual report on Form 10-K filed on July 19, 2012 (including portions of our proxy statement for the annual meeting of stockholders to be held on September 27, 2012, filed on August 13, 2012, to the extent specifically incorporated by reference therein);

2.	our quarterly reports on Form 10-Q filed on September 13, 2012 and December 13, 2012;

3.	our current reports on Form 8-K filed on June 22, 2012, July 2, 2012, August 21, 2012 and October 2, 2012; and

4.

the description of our common stock contained in our Form 8-A filed on June 29, 2012, which refers to the description of our securities contained in our registration statement on Form S-1 filed on October 7, 2011, including any amendments or reports filed for the purpose of updating such description.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this registration statement have been sold or deregistering all securities then remaining unsold, will be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document that is also incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

No expert named in this registration statement as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with this registration statement) or counsel named in this registration statement as having given an opinion upon the validity of the securities being offered pursuant to this registration statement or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Item 6. Indemnification of Directors and Officers.

Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

- by court order.

Our bylaws provide that we shall, to the maximum extent permitted by applicable law, have the power to indemnify each of our agents against expenses and shall have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law. For this purpose, an “agent” includes any person who is or was a director, officer, employee or other agent of our company; or is or was serving at the request of our company as a director, officer, employee or agent of our company or another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of our company or of another enterprise at the request of such predecessor corporation; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” include, without limitation, all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of our company. Our bylaws also provide that we may, upon the resolution of the directors, purchase and maintain insurance on behalf of any agent of our company against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such, whether or not we would have the power to indemnify the agent against such liability under our bylaws.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit
Number	Description
(4)	Instruments Defining the Rights of Security Holders, including Indentures
4.1	Articles of Incorporation (incorporated by reference from our Registration Statement on Form SB-2 filed on July 16, 2003)
4.2	Articles of Merger (incorporated by reference from our Current Report on Form 8-K filed on September 15, 2005)
4.3	Amended Bylaws (incorporated by reference from our Current Report on Form 8-K filed on July 2, 2012)
4.4	Employee Share Purchase Plan adopted October 1, 2008, and amended November 6, 2008 (incorporated by reference from our Registration Statement on Form S-8 filed on January 30, 2009)
4.5	Deferred Share Unit Plan effective October 22, 2009 (incorporated by reference from our Definitive Proxy Statement on Schedule 14A filed on September 8, 2009)
4.6*	Amended 2010 Stock Option Plan
(5)	Opinion regarding Legality
5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered
(23)	Consents of Experts and Counsel
23.1*	Consent of BDO Canada LLP
23.2*	Consent of Clark Wilson LLP (included in Exhibit 5.1)
(24)	Power of Attorney
24.1*	Power of Attorney (included in signature page)

*Filed herewith.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

1. to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement

2. that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3. to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia on February 28, 2013.

COUNTERPATH CORPORATION

By: /s/ Donovan Jones
       Donovan Jones
       President, Chief Executive Officer & Director
       Date: February 28, 2013

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donovan Jones and David Karp, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 for the offering which this registration statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donovan Jones
Donovan Jones	President, Chief Executive Officer and	February 28, 2013
Director
(Principal Executive Officer)

/s/ David Karp
David Karp	Chief Financial Officer, Treasurer and	February 28, 2013
Secretary (Principal Financial
Officer, Principal Accounting Officer)

/s/ Owen Matthews
Owen Matthews	Vice Chairman and Director	February 28, 2013

/s/ Chris Cooper
Chris Cooper	Director	February 28, 2013

/s/ Larry Timlick
Larry Timlick	Director	February 28, 2013